----------------------------====================================================

                            RIDER FOR FLEXIBLE TERM INSURANCE BENEFIT
                            ON LIFE OF INSURED

                            This rider is a part of this contract only if it is listed on a contract data page.

      RIDER DEATH BENEFIT   We will pay an amount under this benefit if we
                            receive due proof that the Insured died; (1) in the term period for this benefit; and (2) while this contract is in force and not in default past the last day of the grace period. The term period starts on the effective date for this rider shown under Other Benefit(s) on the Insured in the contract data pages. The term period ends on the contract anniversary on or after the Insured's one hundredth birthday. Our payment is subject to all the provisions of the benefit and of the rest of the contract.

                            To determine the rider death benefit on any date, we first take the effective Target Coverage Amount shown in the Life Insurance on the Insured section of the contract data pages and subtract from it the death benefit as calculated in the Death Benefit provision. If this contract has a Type A death benefit (see Type of Death Benefit in the contract data pages), the resultant amount is the rider death benefit. If this contract has a Type B death benefit, the rider death benefit is the resultant amount plus the contract fund before deduction of any monthly charges due on that date. If this contract has a Type C death benefit, the rider death benefit is the resultant amount plus the total premiums paid minus total withdrawals to this contract both accumulated with interest at the rate(s) displayed in the contract data pages. The total premiums paid will not include any charge to reinstate this contract as described under Reinstatement.

                            If the rider death benefit is less than zero, we consider it to be zero.

            RIDER CHARGES   On each monthly date, we will deduct a charge for
                            this rider from the contract fund. To determine the maximum charge for this rider, we use the following method:

                            We determine the maximum cost of insurance rate for each currently effective rider coverage segment amount shown in the Segment Table in the contract data pages using the maximum monthly rate shown under the Table of Maximum Monthly Insurance Rates for the appropriate rating class. If there is only one rider coverage segment amount currently in effect, we multiply the rate by the rider death benefit amount divided by $1000 and add an administrative charge of up to $0.05 multiplied by the rider coverage amount divided by $1000 to determine the maximum charge for this rider.

                            If there are two or more rider coverage segment amounts currently in effect, we first allocate the rider death benefit amount to each rider coverage segment based on the proportion of its rider coverage amount to the total of all rider coverage amounts currently in effect. We multiply the rate by the apportioned rider death benefit amount for each rider segment component amount divided by $1000 and add the results. To this amount, we add an administrative charge of up to $0.05 multiplied by the rider coverage amount for each rider segment currently in effect divided by $1000 to determine the total maximum charge for this rider.

     REQUESTED CHANGES IN   You may change the Rider Coverage Amount, while this
           RIDER COVERAGE   rider is in force, subject to our approval and the
                   AMOUNT   following conditions:

                            1. You must ask for the change in a form that meets our needs.

                            2. The change must be one permitted by our current underwriting rules.

                            3. The amount of an increase or decrease must be at least equal to the minimum increase or decrease in the Rider Coverage Amount shown under Contract Limitations in the contract data pages.

                            4. The Rider Coverage Amount after a decrease must be at least equal to the minimum Rider Coverage Amount shown under Contract Limitations in the contract data pages.

-----------------
| PLIY 128-1999 |
-----------------

                            5. The sum of the basic insurance amount and the Rider For Flexible Term Insurance Benefit on Life of Insured coverage amount must equal or exceed the amount shown under Contract Limitations.

                            6. If we ask you to do so, you must send us the contract to be endorsed.

                            7. You must prove to us that the Insured is insurable for any increase.

                            8.   The contract must not be in default.

                            9. We may deny an increase if it would cause the number of segments shown in the Segment Table in the contract data pages to exceed ninety-nine.

                            A change will take effect only if we approve your request for it at our Home Office. Unless you ask us otherwise, the change will take effect on the monthly date immediately following the date we approve the change. You may request an earlier date, but it may not be more than 90 days prior to the date of request. If we approve the change, we will also recompute the contracts charges, values and limitations. We will send you new contract data pages showing the amount and effective date of the change and the recomputed charges, values and limitations. If the Insured is not living on the effective date, the change will not take effect. We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the change.

                  SUICIDE The Suicide Exclusion provision of the contract applies to this rider as issued.

                            If the Insured, whether sane or insane, dies by suicide after two years from the issue date but within two years of the effective date of an increase in the Rider Coverage Amount, we will pay, as to the increase in the Rider Coverage Amount, no more than the sum of the premiums paid on and after the effective date of the increase.

              TERMINATION   This rider will end on the earliest of:

                            1.   the end of its term period;

                            2. the end of the grace period if the contract is in default and the premium required to bring it out of default has not been paid;

                            3. the date the contract is surrendered for its net cash value if it has one; and

                            4. the date the contract ends for any other reason.

                            We will allow you to cancel this rider only if the Basic Insurance Amount equals or exceeds the minimum amount shown under Contract Limitations for the sum of both the basic insurance amount and the rider coverage amount. We will then cancel the rider as of the monthly date on or after the date we receive your request. If we do so, monthly charges due then and later will be reduced accordingly.

                            THIS SUPPLEMENTARY BENEFIT RIDER ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                            Pruco Life Insurance Company of New Jersey,

                                SPECIMEN [stamp]
                            BY  /s/SUSAN L. BLOUNT
                                ---------------------
                                   Susan L. Blount
                                     Secretary

-----------------
| PLIY 128-1999
-----------------

                                                   PROCESSING DATE: JUL 10, 1999

                                 CONTRACT DATA

INSURED

     JOHN DOE          Male,          Issue Age 35

================================================================================

RATING CLASS

     (See Segment Table on Page 4)

================================================================================

BASIC CONTRACT INFORMATION

     Policy Number       xx  xxx xxx
     Contract Date       July 1,1999
     Premium Period      Life
     Beneficiary         See Beneficiary Provision attached

     Loan Interest Rate                5.00%
     Preferred Loan Interest Rate      4.25%

================================================================================

TYPE OF DEATH BENEFIT (SEE DEATH BENEFIT PROVISIONS)

     Type B

================================================================================

LIFE INSURANCE ON THE INSURED

                                            Rider for Flexible
                                              Term Insurance
                                            on Life of Insured         Target
                    Basic Insurance        (Target Term Rider)        Coverage
Effective Date       Amount_______           Coverage Amount           Amount
--------------------------------------------------------------------------------
Contract Date          $5,000.00              $95,000.00             $100,000.00

================================================================================
                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (99)

                                                   PROCESSING DATE. JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

OTHER BENEFIT(S) ON THE INSURED (see appropriate form for details)

   Rider PLIY 128 - Rider for Flexible Term Insurance Benefit on Life of Insured
   - Variable Benefit (Target Term rider).

     The Term Period starts on the Contract Date.

================================================================================

Minimum Initial Premium

   The minimum initial premium due on the Contract Date is $17.54.

================================================================================

CONTRACT LIMITATIONS

   The minimum premium we will accept is $25.00.

   The minimum basic insurance amount is $5,000.00.
   The minimum increase in basic insurance amount is $5,000.00.
   The minimum decrease in basic insurance amount is $5,000.00.

   The sum of the basic insurance amount and the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount must equal or exceed $100,000.00.

   The minimum decrease in the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.
   The minimum increase in the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.
   The minimum the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.

   The minimum amount you may withdraw is $500.00.
   The minimum amount you may borrow is $200.00.

================================================================================

ADJUSTMENTS TO PREMIUM PAYMENTS

   From each premium paid we will:

     Subtract a charge of up to 7.5% for any taxes attributable to premiums. For purposes of this charge, the term "taxes attributable to premiums" shall include: (a) any federal, state or local income tax. (b) any premium, excise, or business tax, and (c) any other type of tax (or component thereof) measured by or based upon the amount of premium received by us.

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (99) (NJ)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

      Subtract a charge for sales expenses from premiums paid as described in the Charge For Sales Expenses provision.

      The remainder of the premium is the invested premium amount.

================================================================================

ADJUSTMENTS TO THE CONTRACT FUND

    On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus a charge for administrative expenses of up to $0.05 per $1,000 of the basic insurance amount effective on the Contract Date plus $10.00.

      a charge for the cost of insurance (see Cost of Insurance).

      a charge for the Rider for Flexible Term Insurance Benefit on Life of Insured using the method described in the rider under Rider Charges.

    On each day after the contract date, we will adjust the contract fund by:

      adding any invested premium amounts.

      adding any increase due to investment results of the variable investment options.

      adding guaranteed interest at an effective annual rate of 4% (0.01074598% a day) on that portion of the contract fund that is attributable to any loan amount (see Loans).

      subtracting any decrease due to investment results of the variable investment options.

      subtracting a charge against the variable investment options at an effective annual rate of not more than 0.50% (.00136646% a day) for mortality and expense risks that we assume.

      subtracting any withdrawals.

      subtracting an administrative charge of up to $25.00 for any withdrawals.

      subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

      subtracting an administrative charge of up to $25.00 for any change in the coverage amount for the Rider for Flexible Term Insurance Benefit on Life of Insured.

                      CONTRACT DATA CONTINUED ON NEXT PAGE

   Page 3B (99) (NJ)

                                                   PROCESSING DATE. JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

      subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

     And on each monthly date, we will adjust the contract fund by:

      subtracting a charge for administrative expenses of up to $0.05 per $1,000 of the basic insurance amount of each Basic Insurance Segment, totaled, plus $10.00.

      subtracting a deduction for the cost of any other benefits.

      subtracting a charge for the cost of insurance (see Cost of Insurance).

      subtracting a charge for the Rider for Flexible Term Insurance Benefit on Life of Insured using the method described in the rider under Rider Charges.

================================================================================
                      CONTRACT DATA CONTINUED ON NEXT PAGE



Page 3C (99) (NJ)

                                                   PROCESSING DATE: JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

    VARIABLE INVESTMENT OPTIONS

     THE PRUCO LIFE OF NEW JERSEY VARIABLE APPRECIABLE ACCOUNT

      Each variable Investment option of this account invests in a specific portfolio of The Prudential Series Fund, Inc. and such other funds as we may specify from time to time We show the available variable investment options of the account below. Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

       THE PRUDENTIAL SERIES FUND, INC.

         Money Market Portfolio
         Diversified Bond Portfolio
         Conservative Balanced Portfolio
         Flexible Managed Portfolio
         High Yield Bond Portfolio
         Stock Index Portfolio
         Equity Income Portfolio
         Equity Portfolio
         Prudential Jennison Portfolio
         Global Portfolio

       AIM VARIABLE INSURANCE FUNDS, INC.

        AIM V.I. Value Fund

       JANUS ASPEN SERIES

        Janus Aspen Growth Portfolio

       MFS VARIABLE INSURANCE TRUST

        MFS Emerging Growth Series

       T. ROWE PRICE INTERNATIONAL SERIES, INC.

        T. Rowe Price International Stock Portfolio

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D (99) (NJ)

                                                   PROCESSING DATE: JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

    AMERICAN CENTURY VARIABLE PORTFOLIO, INC.

      American Century VP Value Fund

================================================================================

INITIAL ALLOCATION OF INVESTED PREMIUM AMOUNTS

      High Yield Bond Portfolio                40%
      Money Market Portfolio                   60%

================================================================================

                              END OF CONTRACT DATA



Page 3E (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                                    TABLE(S)

                                  SEGMENT TABLE

This table is used to compute the charge for sales expenses and the cost of insurance. See the Charge for Sales Expenses and Cost of Insurance provisions for details. The information shown below for each segment starts on the effective date of that segment.


                       SEGMENT,
                       ISSUE AGE, &
EFFECTIVE DATE         RATING CLASS (RC)              SEGMENT ALLOCATION AMOUNT
--------------------------------------------------------------------------------

Contract Date        $5,000.00 Basic Insurance        $194.85
                     Amount                           changing on JUL 1, 2009
                     Issue Age 35                     to $0.00.
                     RC = Preferred (non-smoker)

Contract Date        $95,000.00 Rider Coverage         Not applicable.
                     Amount (see the Rider for
                     Flexible Term Insurance
                     Benefit on Life of Insured)
                     Issue Age 35
                     RC = Preferred (non-smoker)

================================================================================
                         TABLE(S) CONTINUED ON NEXT PAGE



Page 4 (99) (NJ)

                                                   PROCESSING DATE: JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

               TABLE OF MAXIMUM MONTHLY INSURANCE RATES PER $1,000
                               RATING CLASS: PREFERRED

      INSURED'S           MAXIMUM              INSURED'S              MAXIMUM
    ATTAINED AGE*       MONTHLY RATE         ATTAINED AGE*         MONTHLY RATE
--------------------------------------------------------------------------------
       35                0.14417                 65                  1.85417
       36                0.15167                 66                  2.05167
       37                0.16167                 67                  2.26333
       38                0.17250                 68                  2.49333
       39                0.18417                 69                  2.74833

       40                0.19833                 70                  3.03667
       41                0.21333                 71                  3.36583
       42                0.22917                 72                  3.74583
       43                0.24667                 73                  4.17583
       44                0.26583                 74                  4.64833

       45                0.28750                 75                  5.15333
       46                0.31083                 76                  5.68667
       47                0.33583                 77                  6.24417
       48                0.36333                 78                  6.82917
       49                0.39333                 79                  7.46000

       50                0.42750                 80                  8.15667
       51                0.46667                 81                  8.93750
       52                0.51167                 82                  9.81833
       53                0.56333                 83                 10.79500
       54                0.62083                 84                 11.84833

       55                0.68500                 85                 12.95416
       56                0.75500                 86                 14.09833
       57                0.82917                 87                 15.26333
       58                0.91167                 88                 16.44416
       59                1.00417                 89                 17.65750

       60                1.10750                 90                 18.92083
       61                1.22250                 91                 20.26333
       62                1.35500                 92                 21.73500
       63                1.50500                 93                 23.47917
       64                1.67167                 94                 25.81917


                         TABLE(S) CONTINUED ON NEXT PAGE

Page 4A (99)

                                                   PROCESSING DATE. JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

 INSURED'S             MAXIMUM          INSURED'S                MAXIMUM
ATTAINED AGE*        MONTHLY RATE      ATTAINED AGE*           MONTHLY RATE
--------------------------------------------------------------------------------
    95                29.32167         98                        62.09583
    96                35.08250         99 and above              83.33333
    97                45.08333
--------------------------------------------------------------------------------

* For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

  For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

We may charge less than the maximum monthly rates. From time to time, we will consider the need to change the rates we charge. We describe the factors we use to determine such changes under General Provisions.

See the Basis of Computation for a description of the basis we use to compute these rates.

--------------------------------------------------------------------------------
                         TABLE(S) CONTINUED ON NEXT PAGE

Page 4B (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                           POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

                          TABLE OF ATTAINED AGE FACTORS

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year starting on the contract anniversary.

    CONTRACT                     CONTRACT
     YEAR             FACTORS      YEAR               FACTORS
-------------------------------------------------------------------------------
      1                2.50          31                1.20
      2                2.50          32                1.19
      3                2.50          33                1.18
      4                2.50          34                1.17
      5                2.50          35                1.16

      6                2.50          36                1.15
      7                2.43          37                1.13
      8                2.36          38                1.11
      9                2.29          39                1.09
     10                2.22          40                1.07

     11                2.15          41                1.05
     12                2.09          42                1.05
     13                2.03          43                1.05
     14                1.97          44                1.05
     15                1.91          45                1.05

     16                1.85          46                1.05
     17                1.78          47                1.05
     18                1.71          48                1.05
     19                1.64          49                1.05
     20                1.57          50                1.05

     21                1.50          51                1.05
     22                1.46          52                1.05
     23                1.42          53                1.05
     24                1.38          54                1.05
     25                1.34          55                1.05

     26                1.30          56                1.05
     27                1.28          57                1.04
     28                1.26          58                1.03
     29                1.24          59                1.02
     30                1.22          60                1.01

                         TABLE(S) CONTINUED ON NEXT PAGE

Page 4C (99)

                                                  PROCESSING DATE: JUL 10, 1999
                                                          POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

               CONTRACT                     CONTRACT
                YEAR         FACTORS          YEAR         FACTORS
               ----------------------------------------------------
                 61           1.00            64             1.00
                 62           1.00            65             1.00
                 63           1.00            66 and above   1.00
               ----------------------------------------------------

===============================================================================
                                 END OF TABLE(S)


Page 4D (99)